UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Welbilt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655

(Address of principal executive offices) (ZIP code)

(727) 375-7010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 14, 2021, Welbilt, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ali Holding S.r.l., an Italian società a responsabilità limitata (“Ali”), Ali Group North America Corporation, a Delaware corporation and a wholly owned subsidiary of Ali (“Acquiror”), and Ascend Merger Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Acquiror.  Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Middleby (the “Merger”). The board of directors of the Company (the “Company Board”) has unanimously approved the Merger Agreement, and the Company Board recommends that the Company’s stockholders adopt the Merger Agreement.

The execution by the Company of the Merger Agreement followed a determination by the Company Board that the proposal from Ali reflected in the Merger Agreement constituted a Company Superior Proposal, as defined in the previously announced Agreement and Plan of Merger, dated as of April 20, 2021 (the “Middleby Merger Agreement”) by and among The Middleby Corporation, a Delaware corporation (“Middleby”), Middleby Marshall Inc., Mosaic Merger Sub, Inc. and the Company, and the subsequent termination by the Company, on July 14, 2021, of the Middleby Merger Agreement in accordance with its terms.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time) will be converted into the right to receive $24.00 per share in cash (the “Merger Consideration”). Any shares of Company Common Stock held by the Company as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time will automatically be cancelled and retired and excluded from the right to receive the Merger Consideration.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, (i) each outstanding option to purchase Company Common Stock, whether vested or unvested, will be converted into the right to receive an amount in cash equal to the per share Merger Consideration less the exercise price per share of Company Common Stock of such option, (ii) each outstanding restricted stock award and restricted stock unit award with respect to Company Common Stock will automatically be vested and converted into the right to receive an amount in cash equal to the per share Merger Consideration, and (iii) each outstanding performance stock unit award with respect to Company Common Stock will automatically be converted into the right to receive an amount in cash equal to the product of the per share Merger Consideration and the number of shares of Company Common Stock earned pursuant to such performance stock unit award, assuming the maximum level of performance is achieved ((i), (ii), and (iii) collectively, the “Converted Awards”).

The Company has agreed not to directly or indirectly solicit alternative proposals and to terminate all existing discussions, negotiations and communications with any persons with respect to any alternative proposal. However, the Company Board may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement, in each case, if, in connection with the receipt of an alternative proposal, the Company Board determines in good faith that (x) such alternative proposal constitutes a superior proposal and (y) a failure to effect such a withdrawal of recommendation would be reasonably likely to be inconsistent with its fiduciary duties. In addition, the Company Board may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known or foreseeable as of the date of the Merger Agreement, it determines in good faith that a failure to effect such a withdrawal of recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including (i) approval and adoption of the Merger Agreement by the Company’s stockholders, (ii) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of applicable approvals under certain foreign competition, antitrust or merger control laws, (iii) there being no law or order prohibiting consummation of the Merger, (iv) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (v) compliance by the parties in all material respects with their respective  covenants, (vi) the absence of a material adverse effect with respect to each of Ali and the Company, and (vii) the delivery of an officer’s closing certificate by both parties. The completion of the Merger is not conditioned on receipt of financing by Ali.

Ali and the Company have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of the Company’s business between the date of the signing of the Merger Agreement and the consummation of the Merger, (b) the efforts of the parties to cause the Merger to be completed, (c) obligations to convene and hold the Company’s stockholder meeting to obtain approval and adoption of the Merger Agreement and (d) obligations to cooperate with each other to prepare and file a proxy statement with respect to the Merger with the SEC.

The Merger Agreement provides that the Company may be required to pay Ali a termination fee equal to $110 million if the Merger Agreement is terminated (i) by Ali following an adverse recommendation change of the Company Board, the failure by the Company to include its board recommendation in the proxy statement or any other material violation by the Company of the non-solicitation covenant, (ii) by the Company to enter into an agreement in respect of a superior proposal, and (iii) (a) by Ali due to a breach of a covenant or agreement by the Company that causes the failure of a condition to closing, (b) by either party if the Merger has not been consummated prior to July 14, 2022 (subject to extension if certain approvals have not been obtained by such date) or (c) by either party due to failure to obtain the approval of the Company stockholders, if, in the case of clauses (a), (b) or (c), an alternative proposal has been publicly disclosed, announced or otherwise made public and has not been withdrawn and within twelve months of such termination the Company enters into a definitive agreement with respect to, or consummates, an alternative proposal. The Merger Agreement further provides that if the Merger Agreement is terminated in certain circumstances, the Company will reimburse Ali for its payment, on the Company’s behalf, of the $110 million termination fee to Middleby in connection with terminating the Middleby Merger Agreement.

If the Merger Agreement is terminated by either Ali or the Company due to the Company’s failure to receive the requisite approval of its stockholders, then the Company will be required to reimburse Ali for up to $20 million of expenses incurred in connection with the transaction (including any expenses incurred by Ali related to its financing). In circumstances in which a termination fee later becomes payable by the Company, any expense reimbursement previously paid by the Company will be credited against such termination fee.

In connection with the execution of the Merger Agreement, on July 14, 2021, Ali and certain stockholders of the Company affiliated with Carl C. Icahn (collectively, the “Company Significant Stockholders”) entered into a voting and support agreement (the “Icahn Voting Agreement”), pursuant to which the Company Significant Stockholders have agreed, among other things, to vote all of their shares of Company Common Stock (which represents approximately 7.7% of the outstanding shares of Company Common Stock) in favor of the Merger and adoption of the Merger Agreement. The Icahn Voting Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of certain amendments, modifications or waivers of the Merger Agreement, (d) an adverse recommendation change by the Company board of directors, or (e) written notice of termination by Ali to the Company Significant Stockholders.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Ali or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Ali or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement

On July 5, 2021, the Company notified Middleby that it had received a proposal from Ali containing the Merger Agreement described above and that the Company Board had concluded that such proposal constituted a Company Superior Proposal (as defined in the Middleby Merger Agreement) and that, subject to Middleby’s right to negotiate with the Company during the five business day period after Middleby’s receipt of such notice, the Company Board intended to terminate the Middleby Merger Agreement and enter into a definitive agreement with Ali. On July 13, 2021, Middleby delivered a notice to the Company waiving its rights to renegotiate the Middleby Merger Agreement with the Company subject to the Company’s compliance with the Middleby Merger Agreement.

On July 14, 2021, in connection with the termination by the Company of the Middleby Merger Agreement, Ali, on behalf of the Company, paid Middleby a termination fee of $110 million as required by the terms of the Middleby Merger Agreement, and the Middleby Merger Agreement was terminated. Ali’s payment of such termination fee is in addition to the Merger Consideration to be paid by Ali pursuant to the Merger Agreement. Accordingly, the Company withdraws the previously filed and mailed joint proxy statement/prospectus with respect to the Middleby Merger Agreement.

Item 8.01	Other Events

On July 14, 2021, the Company and Ali jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2021, by and among Ali Holding S.r.l., Ali Group North America Corporation and Ascend Merger Corp*

99.1	Press Release, dated July 14, 2021, jointly issued by Ali Holding S.r.l. and Welbilt, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements, including those regarding the timing and consummation of the Merger, involve risks and uncertainties, including, but are not limited to, the following factors: the risk that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals of Merger from the stockholders of the Company or from regulators are not obtained; litigation relating to any transaction; and uncertainties as to the timing of the consummation of the Merger and the ability of the parties to consummate the Merger. Other factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement to be filed in connection with the Merger. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in the Company’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Company stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.welbilt.com or by contacting the Company’s Investor Relations Department by email at richard.sheffer@welbilt.com or by phone at (727) 853-3079.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2021. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: July 14, 2021	By:	/s/ Martin D. Agard
Martin D. Agard
Executive Vice President and Chief Financial Officer